Exhibit 99.1

Stonepath Group Reports Third Quarter Results; Q4 Restructuring Discussed – Stage Set
for Solid Revenue Growth in 2005; 2005 Revenue Targeted in $375 Million Range

PHILADELPHIA–(BUSINESS WIRE)–Jan. 6, 2005–Stonepath Group, a global logistics services organization, today announced that it has reported financial results for the three and nine months ended September 30, 2004, including restated results for the three and nine months ended September 30, 2003. Additionally, Stonepath discussed its restructuring program, engineered to accelerate the integration of its businesses and improve the Company’s overall profitability.

Dennis Pelino, Chairman, remarked, “Our executive team has been working tirelessly on the restatement process and on positioning the Company for the growth of our logistics business for 2005. We have made and continue to make significant management and operational changes across the USA organization. These changes, most of which were implemented during November and December, were surgical, decisive, and designed to provide a platform in North America that will deliver sustainable, profitable growth.”

Pelino continued, “During the first half of 2005, we will consolidate the Corporate Headquarters and the Domestic and International Divisional Headquarters into one central management facility in Seattle, Washington. This streamlining will eliminate unnecessary duplication of efforts as well as give us a much more cohesive day to day management coordination capability.”

“We are firmly focused on serving and building upon our diverse customer base, inspiring our employees and partners around the world, and increasing shareholder value.”

Restatements

On September 20, 2004, Stonepath announced that it had understated its accrued purchased transportation liability and related costs of purchased transportation and began the process of restating its previously reported results for 2003 and the first and second quarters of 2004. As part of its process in preparing restated financial statements, the Company also determined that earlier years would also be impacted.

In addition to providing updated results for all periods represented in the third quarter, Stonepath expects to file with the Securities and Exchange Commission a Form 10-K/A containing restated financial statements for 2003 following the completion of the pending review of those financial statements by KPMG LLP, Stonepath's previous external auditors. Stonepath then expects to file a Form 10-Q/A for each of the first and second quarters of 2004.

The Company expects to report an aggregate reduction in the previously reported net income for 2001 through the first six months of 2004 of approximately $16.3 million. Net income for 2001, 2002, 2003 and the first six months of 2004 is expected to be reduced by $0.4 million, $2.0 million, $7.8 million and $6.1 million, respectively.

Third Quarter & Nine Month Results

For the third quarter of 2004, Stonepath reported revenue of $109.7 million, net revenue of $24.4 million and a net loss of ($0.6) million. For the corresponding period of the prior year, as restated, revenue was $65.5 million, net revenue was $18.0 million, and net income was $1.4 million.

For the nine months ended September 30, 2004, Stonepath reported revenue of $256.4 million, net revenue of $60.7 million and a net loss of ($7.0) million. For the corresponding period of the prior year, as restated, the Company reported revenue of $150.4 million, net revenue of $42.2 million, and a net loss of ($2.2) million.

Restructuring

Stonepath also discussed its restructuring initiative today, operational changes that are being undertaken to further consolidate the Company’s businesses and to improve its profitability. As a result of the restructuring, the Company expects to take a charge in the fourth quarter and the first quarter of 2005.

After a thorough evaluation of its entire business, Stonepath has made a number of targeted reductions across its employee base. Stonepath has also streamlined its line-haul trucking division, a strategic step to ensure that the Company's core focus remains on providing non-asset-based logistics solutions to clients.

In other news, Stonepath also announced it will be moving its corporate headquarters to Seattle, Washington in the first half of 2005, a move expected to better align the Company's corporate team with its operations.

Jason Totah, Chief Executive Officer, commented, “We are positioning ourselves for a solid 2005 with a clear organizational structure and tougher accountability throughout the Stonepath organization. There are tremendous opportunities for Stonepath in the years ahead. Our international and offshore performance remains robust and we are in the process of making the domestic division more efficient and more profitable. We are taking steps that are necessary for Stonepath to prosper in the long-term and we are confident that our primary goals of enhancing existing customer relationships and attracting new customers will show results over time.”

Financial Guidance

Based on Stonepath's first nine months results and outlook for the balance of the year, Stonepath expects its current platform to deliver $340 million in gross revenue for 2004 and is targeting $375 million in gross revenues for 2005. Based on the restructuring initiative in the fourth quarter, which could negatively impact the Company’s financial results over the balance of 2004 and potentially into the first part of 2005, Stonepath has decided to withdraw any EBITDA or net earnings guidance.

Investor Conference Call

Stonepath will host a conference call for shareholders and the investing community on Monday, January 17th, 2005 at 11:00 am, ET. The call can be accessed by dialing (800) 344-0961 and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (800) 642-1687 and using the following code: 3261695.

Stonepath Group (AMEX:STG)

Stonepath Group (www.stonepath.com) is a global logistics services organization offering a full range of time-definite transportation and distribution solutions to a wide array of global and local businesses. For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (212) 254-8280.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the restatement of our financial statements for past periods, as well as regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about the outcome of our continuing analysis with respect to the restatement of our financial statements, as well as about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenues consistent with recent results, (ii) our dependence on certain large customers, (iii) our dependence upon certain key personnel, (iv) competition in the freight forwarding, logistics and supply chain management industry, (v) the impact of current and future laws affecting the Company's operations, (vi) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, (vii) regional disruptions in transportation , and (viii) other factors which are or may be identified from time to time in our Securities and Exchange Commission filings and other public announcements, including our most recent Annual Report on Form 10-K for the year ended December 31, 2003. . There can be no assurance that these and other factors will not affect the accuracy of such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

CONTACT: Stonepath Group
John Brine, 212-254-8280
SOURCE: Stonepath Group